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                                                                    Exhibit 12.1

                                NRG ENERGY, INC.
    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
                        (in thousands except for ratio)

                                                                                                                     For the Period
                                                     For the Year         For the Year           For the Year          January 1,
                                                        Ended                Ended                  Ended             2003 Through
                                                     December 31,         December 31,           December 31,          December 5,
                                                     ------------         ------------           ------------        --------------
                                                         2000                 2001                   2002                 2003
                                                     ------------         ------------           ------------        --------------
EARNINGS:
Income/(loss) before taxes                           $   251,034           $   250,723           $(2,955,319)          $ 2,987,007
Minority interest in earnings                                840                     -                     -                     -
LESS:
        Undistributed equity in earnings of
          unconsolidated affiliates                      (43,258)             (119,002)              (22,252)              (41,472)
        Capitalized interest                              (2,667)              (27,175)              (45,896)                  (16)
        Preference dividends - tax effected                    -                     -                     -                     -
ADD:
        Fixed charges                                    253,110               394,616               502,474               333,868
                                                     -----------           -----------           -----------           -----------
                                                     $   459,059           $   499,162           $(2,520,993)          $ 3,279,387
                                                     ===========           ===========           ===========           ===========

FIXED CHARGES:
Interest expense                                     $   241,999           $   353,443           $   423,815           $   312,249
Interest capitalized                                       2,667                27,175                45,896                    16
Amortization of debt costs                                 7,678                10,668                28,367                17,640
Amortization of debt discount                                  -                     -                     -                     -
Approximation of interest in rental expense                  766                 3,330                 4,396                 3,963
Preference dividends - tax effected                            -                     -                     -                     -
                                                     -----------           -----------           -----------           -----------
                                                     $   253,110           $   394,616           $   502,474           $   333,868
                                                     ===========           ===========           ===========           ===========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
  DIVIDENDS                                                 1.81                  1.26                 (5.02)                 9.82
                                                     ===========           ===========           ===========           ===========
Deficiency of earnings to fixed charges                        -                     -             3,023,467                     -
                                                     ===========           ===========           ===========           ===========

                                                          For the Period
                                                            December 6,          For the Year         For the Three
                                                           2003 Through             Ended             Months Ended
                                                            December 31,          December 31,          March 31,
                                                          --------------         -------------        -------------
                                                               2003                  2004                 2005
                                                          --------------         -------------        -------------
EARNINGS:
Income/(loss) before taxes                                  $    10,744           $   227,257          $    27,424
Minority interest in earnings                                       134                 1,045                  474
LESS:
        Undistributed equity in earnings of
          unconsolidated affiliates                               2,229                (1,062)             (31,996)
        Capitalized interest                                         (2)                 (113)                   -
        Preference dividends - tax effected                           -                  (915)              (7,000)
ADD:
        Fixed charges                                            20,862               292,382               64,857
                                                            -----------           -----------          -----------
                                                            $    33,967           $   518,594          $    53,759
                                                            ===========           ===========          ===========

FIXED CHARGES:
Interest expense                                            $    18,385           $   259,932          $    54,578
Interest capitalized                                                  2                   113                    -
Amortization of debt costs                                          517                 9,432                1,413
Amortization of debt discount                                     1,725                18,227                  931
Approximation of interest in rental expense                         233                 3,763                  935
Preference dividends - tax effected                                   -                   915                7,000
                                                            -----------           -----------          -----------
                                                            $    20,862           $   292,382          $    64,857
                                                            ===========           ===========          ===========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
  DIVIDENDS                                                        1.63                  1.77                 0.83
                                                            ===========           ===========          ===========
Deficiency of earnings to fixed charges                               -                     -               11,098
                                                            ===========           ===========          ===========
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